As filed with the Securities and Exchange Commission on September 22, 1999
                                                   Registration No. 333-
================================================================================
                   SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                  Form S-8

                      REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                           AVID TECHNOLOGY, INC.
             (Exact name of issuer as specified in its charter)


              Delaware                                04-2977748
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)               Identification Number)


   Avid Technology Park, One Park West, Tewksbury, MA          01876
        (Address of Principal Executive Offices)             (Zip Code)

                           1997 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                                William J. Miller
                             Chief Executive Officer
                              Avid Technology, Inc.
                       Avid Technology Park, One Park West
                              Tewksbury, MA  01876
                     (Name and address of agent for service)

                                 (978) 640-6789
          (Telephone number, including area code, of agent for service)

================================================================================
Title of                      Proposed maximum   Proposed maximum    Amount of
securities to     Amount to    offering price   aggregate offering  registration
be registered   Be Registered    per share            price             fee
--------------------------------------------------------------------------------
Common Stock      500,000
$.01 par value    shares         $22.9375(1)        $11,468,750        $3,188.32
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on September 17, 1999 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

                     STATEMENT OF INCORPORATION BY REFERENCE

         This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-30367) filed by the Registrant on June 30, 1997, relating to the Registrant's 1997 Stock Incentive Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tewksbury, Commonwealth of Massachusetts, on the 1st day of September, 1999.

                                          AVID TECHNOLOGY, INC.



                                          By:  /s/William J. Miller
                                               -------------------------
                                               William J. Miller
                                               Chief Executive Officer and
                                               Chairman of the Board

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute William J. Miller, William L. Flaherty and Ethan E. Jacks, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                               Date
----------               ------                              -----
/s/William J. Miller     Chief Executive Officer             September 1, 1999
William J. Miller        and Chairman of the Board
                         (Principal Executive Officer)

/s/William L. Flaherty   Senior Vice President of Finance    September 3, 1999
William L. Flaherty      and Chief Financial Officer
                         (Principal Financial Officer)

/s/Charles T. Brumback   Director                            September 7, 1999
Charles T. Brumback

/s/Peter C. Gotcher      Director                            September 1, 1999
Peter C. Gotcher

/s/Robert M. Halperin    Director                            September 3, 1999
Robert M. Halperin

/s/Nancy Hawthorne       Director                            September 2, 1999
Nancy Hawthorne

/s/Roger J. Heinen       Director                            September 3, 1999
Roger J. Heinen, Jr

/s/Daniel Langlois       Director                            September 3, 1999
Daniel Langlois

/s/Lucille S. Salhany    Director                            September 7, 1999
Lucille S. Salhany

/s/William J. Warner     Director                            September 3, 1999
William J. Warner


                                  Exhibit Index
                                  -------------

Exhibit
Number                             Description
--------                           -----------
 4.1(1)   Third Amended and Restated Certificate of Incorporation of the
          Registrant.

 4.2(2)   Amended and Restated By-Laws of the Registrant.

 4.3(3) Certificate of Designation establishing Series A Junior Participating Preferred Stock and Certificate of Correction.

 4.4(4) Rights Agreement, dated as of February 29, 1996 between the Registrant and BankBoston, as Rights Agent.

 5        Opinion of Hale and Dorr LLP.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Hale and Dorr LLP (included in Exhibit 5).

24 Power of Attorney (included on the signature page of this Registration Statement).
-------------------

    (1) Incorporated herein by reference from Exhibits 3.1 and 3.2 to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1995.

    (2)      Incorporated   herein  by  reference   from  the   Registrant's
             Registration Statement on Form S-1 (File No. 33-57796) as declared effective by the Commission on March 11, 1993.


    (3) Incorporated herein by reference from Exhibits 3.4 and 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 as filed with the Commission on April 1, 1996.


    (4) Incorporated herein by reference from the Registrant's Current Report on Form 8-K, as filed with the Commission on March 8, 1996.